SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2016, the Compensation Committee (the Committee) of BioMarin Pharmaceutical Inc., a Delaware corporation (the Company) approved a retirement benefit (the Retirement Benefit) applicable to certain of the Company’s senior executives, including the named executive officers other than the Company’s Chief Executive Officer. The Company's Chief Executive Officer is specifically excluded from the Retirement Benefit. The Retirement Benefit provides that, upon the attainment of retirement eligibility for purposes of the Retirement Benefit, all outstanding and unvested restricted share unit (RSU) awards, future RSU award grants, and future non-qualified stock option award grants, whether time-based or performance-based, will continue to vest according to their terms, whether or not the individual is performing Continuous Service (as defined in the Company’s 2006 Share Incentive Plan (the Plan)); provided, however, that vesting shall cease in the event that the individual’s Continuous Service is terminated for Cause (as defined in the Plan). For purposes of the Retirement Benefit, retirement eligibility for each eligible named executive officer means that the individual has both reached the age of 64 and completed at least 5 years of Continuous Service with the Company. None of the Company’s named executive officers expect to receive the benefit until 2019 and, therefore, the value of the Retirement Benefit as to any individual named executive officer cannot be determined at this time.

In order to implement the Retirement Benefit, the Committee approved amendments to each outstanding RSU award agreement held by an eligible senior executive that will not be fully vested on the date that such respective eligible senior executive reaches his 64th birthday, a form of which is attached hereto as Exhibit 10.1. The Committee also intends to include the Retirement Benefit in all future RSU and non-qualified stock option award grants to eligible senior executives.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit 10.1	Form of Amendment to Agreement Regarding Restricted Share Units for the BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc.

Date: December 9, 2016	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment to Agreement Regarding Restricted Share Units for the BioMarin Pharmaceutical Inc. 2006 Share Incentive Plan.